EXHIBIT 10.4

                                 PROMISSORY NOTE

$1,530,000                                            Dated:  December 30, 2004

      FOR VALUE RECEIVED, Workstream Inc., a Canadian corporation ("Workstream"), and Workstream USA, Inc., a Delaware corporation and wholly owned subsidiary of Workstream ("Workstream USA," and together with Workstream, "Maker"), jointly and severally, promise to pay to the order of ProAct Technologies Corp., a Delaware corporation ("Payee"), or its assigns, the principal sum of One Million Five Hundred Thirty Thousand Dollars ($1,530,000) (the "Principal Amount") lawful money of the United States of America, together with interest thereon at the rate and on the terms set forth herein. Maker has executed this Promissory Note (the "Note") in favor of Payee pursuant to and in accordance with Section 2.1(c) of the Asset Purchase Agreement dated December 20, 2004 by and among Workstream, Workstream USA and Payee (the "Purchase Agreement"). Unless otherwise stated, all dollar amounts appearing in this Note are U.S. dollars.

      1. Payment. The Principal Amount shall be paid in one installment, without set-off or deduction, except as set forth in Section 5 hereof, together with accrued interest on the entire Principal Amount on June 1, 2005.

      2. Payment of Interest. Interest on the unpaid Principal Amount shall accrue at an annual rate equal to six percent (6%) and shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

      3. Place of Payment. All payments due hereunder shall be made to Payee at its executive offices, 120 Bloomingdale Road, Suite 404, White Plains, NY 10005, or at such other address as Payee shall specify by written notice to Maker.

      4. Voluntary Prepayment. Maker shall have the right to prepay at any time and from time to time, without penalty or premium, all or a portion of the outstanding Principal Amount. Prepayments shall be applied first to accrued interest and then to unpaid principal due hereunder.

      5. Post Closing Adjustments. The principal payment described in Section 1(b) may be increased or decreased pursuant to and in accordance with Section
2.4 of the Purchase Agreement.

      6. Security. To secure all of Maker's obligations under this Note, Workstream USA has granted to Payee a lien on and security interest in the Collateral, as such term is defined in that certain Security Agreement by and between Workstream USA and Payee dated of even date herewith (the "Security Agreement"). The security interest in the Collateral shall be: (i) senior to all of Workstream USA's other debt; and (ii) discharged upon payment in full of the indebtedness of Maker to Payee under this Note.

      7. Mandatory Prepayment. Maker shall be required to prepay all or a portion of the outstanding principal amount of this Note if and to the extent:
(i) the amount of Workstream's outstanding debt exceeds the total amount of the Senior Debt (as hereinafter defined); (ii) of any net proceeds from any sale of equity capital; or (iii) of any net proceeds from any sale of assets (including 6Figure Jobs.com, Inc.) outside of the normal course of business. "Senior Debt" shall mean: (a) Workstream's existing line of credit for Cdn$3 million from the Bank of Montreal, (b) any increase of $900,000 or less in the existing line of credit of Cdn$3 million, and/or (c) any replacement line of credit for either of the foregoing not to exceed the total of the sum of Cdn$3 million and $900,000.

      8. Default. The term "Event of Default" as used in this Note, shall mean the occurrence of any of the following, and upon such Event of Default and without notice or demand to Maker, the unpaid Principal Amount, together with all interest accrued on this Note, calculated to the date Payee receives payment in full of the indebtedness under this Note, shall become immediately due and payable:

            (a) If Maker shall fail to make any payment of the principal or interest when due;

            (b) If Maker has cash or cash equivalents of less than $1 million;

            (c) The Maker (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any indebtedness or guaranty obligation, or (B) fails to observe or perform any other agreement or condition relating to any such indebtedness or guaranty obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such indebtedness, or the beneficiary or beneficiaries of such guaranty obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such guaranty obligation to become payable or cash collateral in respect thereof to be demanded; or

            (d) If Maker admits in writing its inability to pay debts when due, or commences any proceeding under any bankruptcy, insolvency, reorganization, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction; or if there is commenced against Maker any proceeding for any of the foregoing relief which is not dismissed within 30 days; or if Maker by any act indicates its consent to, approval of, or acquiescence in any such proceeding.

      9. Waiver of Presentment, etc. Maker hereby waives presentment, demand for payment, notice of dishonor, protest and notice of protest, and agrees that the provisions of this Note shall be binding upon Maker, its successors and assigns, and shall inure to the benefit of Payee, its successors and assigns.

      10. Controlling Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware (excluding conflict of laws).

      11. Assignment. Neither Maker nor Payee may assign this Note without the prior written consent of the other party; provided, however, that Payee may assign its rights and obligations to a liquidating trust or similar entity formed for the purpose of effecting the winding down or liquidation of Payee.


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

      12. Binding Nature of Note. This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee and its successors and assigns. Upon assignment of this Note by Payee, in accordance with Section 11 above, this Note shall be cancelled and Maker shall issue a promissory note or promissory notes in such amounts as indicated by Payee (the aggregate amount of which shall not exceed the outstanding principal amount of this Note at the time of cancellation) with the same terms and conditions of this Note in the name(s) of the assignee(s).

      13. Modification. This Note may not be modified or amended other than by an agreement in writing signed by Maker and Payee.

      14. Severability. If any provision of this Note shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Note that can be given effect without the invalid provisions and, to this end, the provisions hereof are severable.

      15. Disputes. All disputes arising under this Note and any other agreement entered into between Maker and Payee related to this Note shall first be attempted to be resolved by negotiation between the Chief Executive Officer (or a designee) of each party. If the dispute cannot be resolved by negotiation within 45 days of commencement thereof, the dispute shall be resolved by arbitration, using the rules of the American Arbitration Association and the services of one arbitrator thereunder. All arbitration proceedings shall be in English and be conducted in Chicago, Illinois.

      16. Waiver of Jury Trial. Maker and Payee waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note.


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

      IN WITNESS WHEREOF, Maker, intending to be legally bound, has caused this Note to be executed on the date first above written.


                                        MAKER:

                                        WORKSTREAM INC.


                                        By: /s/ Michael Mullarkey
                                            ------------------------------------
                                            Michael Mullarkey
                                            Chief Executive Officer


                                        WORKSTREAM, USA, INC.

                                        By: /s/ Michael Mullarkey
                                            ------------------------------------
                                            Michael Mullarkey
                                            Chief Executive Officer


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